Exhibit 1.01

2020 Conflict Minerals Report

Introduction

Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation (“Wabtec” or the “Company”), prepared this Conflict Minerals Report (“Report”) for the year ending December 31, 2020, as provided for in Rule 13p-1 of the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). Wabtec provides its products and services through two principal business segments, the Freight Segment and the Transit Segment.  The Freight Segment primarily manufactures and provides aftermarket parts and services for new locomotives; provides components for new and existing locomotives and freight cars; builds new commuter locomotives; supplies rail control and infrastructure products, including electronics, positive train control equipment, signal design and engineering services; overhauls locomotives; and provides heat exchangers and cooling systems for rail and other industrial markets.  The Transit Segment primarily manufactures and services components for new and existing passenger transit vehicles, typically regional trains, high speed trains, subway cars, light-rail vehicles and buses; supplies rail control and infrastructure products, including electronics, signal design and engineering services; and refurbishes passenger transit vehicles.

Wabtec manufactures a wide range of products that contain tin, tantalum, tungsten or gold (“3TG”), but Wabtec does not purchase ore or unrefined 3TG from mines and is many steps removed in the supply chain from the mining of these minerals. We purchase materials from a wide network of suppliers and rely on them to assist with our reasonable country of origin inquiry regarding the 3TG that are necessary to the functionality or production of products we manufacture. After performing our reasonable country of origin inquiry and due diligence for 2020, we are unable to definitively determine whether the 3TG contained in our products originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).  Therefore, we are submitting this Report describing the due diligence we have performed pursuant to the Conflict Minerals Rule and our related processes and procedures.

This Report includes:

•	the design of our due diligence measures;

•	the due diligence we performed for 2020, including the steps we took to mitigate the risk that 3TG in our products benefit armed groups;

•
the smelters and refiners of 3TG identified as potentially within Wabtec’s supply chain and the countries of origin of ores that are potentially in the supply chains of these smelters and refiners; and

•	the steps that we plan to take to ensure continued progress towards eliminating conflict minerals in our supply chain.

Due Diligence

Design of Wabtec’s due diligence measures

Wabtec has adopted Conflict Minerals Guidelines (the “Guidelines”) that lay out the design of our 3TG due diligence process. The Guidelines describe procedures that Wabtec Corporate and its business units use to perform due diligence on the source and origin of 3TG contained in products we manufacture. Wabtec designed its due diligence measures to be in conformity, in material respects, with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas including, the Supplement on Tin, Tantalum, and Tungsten and the Supplement on Gold (collectively, the “OECD Guidance”).

Description of Wabtec’s due diligence measures for 2020

Wabtec’s 2020 due diligence measures are designed in conformity, in all material respects, with the Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain contained in the OECD Guidance.

 Step 1:  Establish strong company management systems

A.	Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas

Wabtec’s Conflict Minerals Policy, which is available on Wabtec’s website, outlines our commitment to responsible supply chains and to the avoidance of conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries.  Moreover, the Guidelines contain the operative provisions of the Policy, as well as the process for ensuring that risks are adequately managed. Additional Wabtec policies relating to the due diligence measures contained in the OECD Guidance are incorporated into Wabtec’s Supplier Code of Conduct, which is available on Wabtec’s website (for more information, see “Where You Can Find Additional Information” below).

B.	Structure internal management systems to support supply chain due diligence

Internal management system.  Wabtec’s internal management system for its supply chain due diligence is coordinated by Wabtec Corporate, with support from the individual Wabtec business units.

•
Wabtec Corporate.  Wabtec’s Sourcing Compliance organization, with cross-functional support from Legal and Sourcing leaders, has oversight responsibility for Wabtec’s Conflict Minerals Policy, including the establishment of processes and procedures to carry out this policy.  The Sourcing Compliance organization also leads Wabtec’s supply chain due diligence efforts and risk management review with support from the Wabtec business units.

•	Wabtec business units. Each Wabtec business unit must provide all direct material suppliers whose parts may contain 3TG to Wabtec Corporate.

Internal reporting. For 2020, Wabtec used the following 3TG due diligence reporting mechanisms:

•
Reporting to Chief Procurement Officer (CPO).  The CPO reviewed Wabtec’s Conflict Minerals program and risk assessment with relevant stakeholders from Sourcing Compliance and Legal to determine the appropriate steps to mitigate any supply chain risks.

•
Coordination with Wabtec business units and Sourcing leaders. Sourcing Compliance provides a summary of the 3TG due diligence results and efforts to improve supply chain transparency to the Wabtec Sourcing Leaders for each business unit.  Where there is reason to believe that a supplier is not honoring its contractual obligations under the Guidelines, Wabtec Sourcing Leaders, depending on the circumstances, work with the supplier to address such concerns.  In the event of continued concerns, the Wabtec business unit may take additional measures, up to and including termination of the supplier.

C.	Establish a system of controls and transparency over the 3TG supply chain

Identifying suppliers. Each Wabtec business unit identified:

•
Relevant Suppliers defined as suppliers that provide inputs to Wabtec products that are known or are likely to contain 3TG through a process that is based on an examination of internal records such as bills of material or other product specifications, a qualitative review of sourcing records, or information provided by the supplier; and

•
Significant Suppliers defined as suppliers within the universe of Relevant Suppliers that are most significant to Wabtec’s 3TG program, using criteria such as the amount of sourcing spend with the supplier.

Identifying smelters and refiners in the supply chain. Wabtec Corporate used its best efforts to identify smelters and refiners of 3TG by surveying Significant Suppliers using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). The survey tools are designed to collect, manage and archive (for at least five years) supplier information relevant for 3TG due diligence including, among other things, the identity of smelters and refiners of 3TG in the supplier’s supply chain, as well as information related to their 3TG compliance efforts. We apply criteria based on the CMRT to assess the acceptability of survey responses and follow up with Significant Suppliers whose survey responses are identified as potentially incomplete or inaccurate to seek more complete information.

Conducting a reasonable country of origin inquiry. For upstream due diligence to identify countries of origin and other relevant information about the conflict status of metals produced by the smelters and refiners identified as potentially in Wabtec’s supply chain, Wabtec relies on the information made available through the Responsible Minerals Assurance Process (“RMAP”) administered by RMI. Wabtec relied on this information to identify (1) the status of smelters and refiners potentially in Wabtec’s supply chain; and (2) the countries of origin of ores that are potentially in the supply chains of these smelters and refiners. Where the data showed that ores utilized by one or more of these smelters or refiners originated in one or more of the Covered Countries, Wabtec concluded that there is reason to believe that 3TG from the Covered Countries may be present in the products of the business for which such smelters or refiners were reported as potentially in the supply chain. Due to business confidentiality and other competitive concerns, as recognized by the OECD Guidance, the RMI does not publish detailed information on the specific mine and location of origin of ores that supply the smelters and refiners subject to verification reviews. Consequently, no such information is provided in this Report. RMI’s efforts to determine such information is described on the RMI website (see “Where You Can Find Additional Information” below).

D.	Strengthen company engagement with suppliers

Regular communications. Wabtec communicates its expectations on responsible supply chains of 3TG by transmitting surveys and other communications from the sourcing organizations of the Wabtec business units to Significant Suppliers and other Relevant Suppliers. In addition, the Sourcing Compliance organization provides training to select suppliers on Wabtec’s 3TG program during its Supplier Summits.

Contractual obligations. Each Wabtec business unit utilizes standard terms and conditions, and incorporate by reference Wabtec’s Supplier Code of Conduct, which can be found on Wabtec’s website (see “Where You Can Find Additional Information” below).  Suppliers are contractually obligated to (1) adopt policies and establish systems to procure 3TG from sources that have been verified as conflict free; (2) provide supporting data on their 3TG supply chains to Wabtec when requested; and (3) provide Wabtec with audit rights and the right to terminate the contract in the event of material non-compliance.

E.	Establish a company-level grievance mechanism

Open reporting system. Wabtec and its business units have an open reporting system – Speak Up Wabtec! – to allow employees and third parties to report concerns about policy violations, including concerns related to our 3TG policies. Concerns can be reported anonymously or for attribution through several channels, including any cognizant Wabtec Manager, any Compliance Resource (e.g. Wabtec legal counsel or auditor), by using the Speak Up Wabtec! e-tool at https://speakupwabtec.ethicspoint.com, by calling the Wabtec Speak Up Wabtec! Hotline in the US at (877) 860-1054 or using the e-tool to find country-specific telephone numbers, or by emailing speakupwabtec@wabtec.com.

No retaliation. Retaliation against any person for reporting a compliance or integrity concern is forbidden.

 Step 2:  Identify and assess supply chain risks

A.	Use best efforts to identify the smelters and refiners in the supply chain

During 2020, using the processes described in Step 1.C above, Wabtec identified 958 Relevant Suppliers (down from 4,593 in 2019), including 362 Significant Suppliers (down from 1,056 in 2019). These year-over-year changes are primarily the result of a more refined pool of Relevant and Significant Suppliers following the second year of implementing Wabtec’s 3TG due diligence as a combined company (i.e., Wabtec and GE Transportation).  Our Significant Suppliers, mostly reporting at a company level, identified 323 smelters and refiners of 3TG that were potentially in their supply chains (as compared to 279 in 2019). See Table A below for a list of these smelters and refiners and a summary of their validation status under the RMAP.

B.	Identify the scope of the risk assessment of the 3TG supply chain

Engaging with suppliers. Wabtec’s 3TG supplier survey asks suppliers to identify smelters or refiners of 3TG in their supply chains. For Significant Suppliers that are identified as either not having a responsible 3TG sourcing policy or not implementing due diligence measures for conflict-free sourcing, we encourage those suppliers to implement such measures.  We seek to engage all Significant Suppliers to encourage the smelters and refiners in their supply chains to become validated as Conformant (as defined below) by the RMAP or a similar program.

Wabtec seeks to continuously improve its due diligence efforts to reduce 3TG supply chain risk by encouraging suppliers to source from Conformant smelters and refiners.  As a result, 71% of the smelters and refiners identified by our Significant Suppliers have been verified as Conformant.

C.	Assess whether the suppliers have carried out all elements of due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas

Wabtec conducts due diligence to determine the degree of its suppliers’ compliance with the contractual obligations laid out in the Guidelines. Measures may include reviewing supplier responses for completeness, accuracy, and credibility, as well as confirming smelter status by checking against the Smelter Look-up tab list of the RMI’s CMRT and the RMI’s Conformant Smelter list.  When Significant Suppliers identify smelters and refiners not listed as Conformant by RMI or a similar program, we attempt to contact the smelter or refiner to validate their responsible 3TG sourcing process.

D.	Where necessary, carry out joint spot checks at the mineral smelter or refiner’s own facilities (including through participation in industry-driven programs)

In accordance with OECD Guidance, including its audit recommendations for downstream companies, Wabtec implements upstream audits by participating in and cooperating with industry organizations. Wabtec is a member of RMI (member code: WABT) and relied on the RMAP to conduct a risk assessment at the upstream level. For each smelter identified within its supply chain, Wabtec assessed the information available from the RMAP to determine whether there were any “red flags” (as defined in OECD Guidance) and, if needed, develop a corrective action plan. We encourage removal of any high-risk smelters from our supply chain.

 Step 3:  Design and implement a strategy to respond to identified risks

A.	Report findings to designated senior management

See Step 1.B above for a description of Wabtec’s 3TG due diligence internal reporting processes.

B.	Devise and adopt a risk management plan

Wabtec annually compiles a report of 3TG risks identified in its supply chain for review by Wabtec’s Chief Procurement Officer to determine the appropriate steps to take in mitigating any identified supply chain risks. In 2020, Wabtec focused on reducing risk by (1) engaging Significant Suppliers to encourage the smelters and refiners in their supply chains to become validated as Conformant by the RMAP, (2) encouraging Significant Suppliers who identified high-risk smelters and refiners to remove them from their supply chains, and (3) engaging with non-Conformant smelters and refiners directly to encourage them to participate in the RMAP audit process to become Conformant.  A high-risk smelter or refiner is one for which there are credible reports that such smelter or refiner sources materials in a manner that directly or indirectly finances armed conflict.

For Significant Suppliers who identified high-risk smelters and suppliers, Wabtec Corporate sent such supplier a letter requesting: (a) that that supplier confirm whether these smelters or refiners are in fact in their supply chain, and if so, whether such materials are used in Wabtec products, (b) that the supplier encourage these smelters or refiners to participate in the RMAP, and (c) that if a smelter or refiner refuses to participate in the RMAP, such supplier should develop a plan to remove the smelter from its supply chain.

 Step 4:  Carry out independent 3rd-party audit of smelters/refiners’ due diligence practices

See Step 2.D above for a discussion of how Wabtec conducted its risk assessment at the upstream level by participating in and cooperating with industry organizations like RMI.

 Step 5:  Report annually on supply chain due diligence

We file this Report annually with the SEC, and a copy is publicly available on our website at: https://ir.wabteccorp.com/2020-Conflict-Minerals-Report.pdf.

Due Diligence Results

Wabtec relies on its suppliers to provide information on the origin of 3TG contained in the components and materials supplied to us.  These suppliers are similarly reliant upon information provided by their suppliers.  In 2020, Wabtec identified 958 Relevant Suppliers, including 362 Significant Suppliers. Our Significant Suppliers identified 323 smelters and refiners of 3TG that were potentially in their supply chains. Of these 323 unique facilities identified, 71% were validated as “conformant” under the RMAP as of April 20, 2021.  “Conformant” means that a smelter or refiner was audited by the RMI and has been found to be conformant with the RMAP.  See Table A below for a list of these smelters and refiners and a summary of their validation status under the RMAP.  Based on the information obtained as a result of the due diligence measures described above, we reasonably determined that the minerals processed by the smelters and refiners listed are from the countries listed in Table B.

With regard to the specific smelters or refiners identified by Wabtec, we cannot be certain that the identified smelters and refiners supplied 3TG for parts and components supplied to Wabtec rather than to other customers. Wabtec does not purchase raw ore or unrefined tin, tantalum, tungsten or gold.  Wabtec is many steps removed from the mining of the conflict minerals.  For this reason, we have been unable to establish chain of custody or identify with confidence the specific facilities used to process the 3TG in our products and/or the country of origin, the mine or location of origin of the 3TG in our products.

Continuous improvement

Wabtec intends to continue its efforts in 2021 to improve its supply chain due diligence and further mitigate the risk that 3TG contained in its products supports armed conflict in Covered Countries by:

•
Communication and training with our suppliers across the Wabtec business units to improve their understanding of Wabtec’s responsible sourcing efforts and improve the percentage of Significant Suppliers responding to Wabtec’s 3TG due diligence efforts and the quality of their responses to our surveys;

•
Identification of and communication with smelters and refiners in Wabtec’s supply chain, both directly and indirectly through Wabtec’s Significant Suppliers, in order to increase the number of smelters and refiners that participate in the RMAP and become Conformant; and

•
Coordination with any new Significant Suppliers to ensure that they understand Wabtec’s responsible sourcing and compliance requirements, the requirements of the Conflict Minerals Rule, and the OECD Guidance.

Table A
(as of April 20, 2021)

Summary of Smelters and Refiners
# of Smelters and Refiners Reported in Our Supply Chain

	Conformant		Active		On Smelter Look- Up Tab Only		Total
	2019	2020	2019	2020	2019	2020	2019	2020
Tin	43	51	1	11	9	11	53	73
Tungsten	41	36	2	6	3	2	46	44
Tantalum	35	35	0	0	0	0	35	35
Gold	101	107	1	6	43	58	145	171
Total	220	229	4	23	55	71	279	323

We note the following in connection with the information contained in the foregoing table:
(1) While the smelters and refiners reflected in the table were identified by our Significant Suppliers as potentially being part of our 2020 supply chain, not all of the smelters and refiners may have processed the necessary 3TG contained in the in-scope products that we manufactured.  Many Significant Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Significant Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain.  Some Significant Suppliers may be unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in the products that we manufactured, and not all of the Significant Suppliers responded to our inquiries.
(2) “Conformant” means that a smelter or refiner was audited by the RMI and has been found to be conformant with the RMAP. The information reflected in the table is based solely on information made available by the RMI to its members, without independent verification by us.
(3) “Active” means that a smelter or refiner is a participant in the RMAP committed to undergoing an assessment and has scheduled an assessment date, or is participating in one of the cross-recognized certification programs.
(4) A smelter or refiner is listed as "On Smelter Look-up Tab Only" if it was not Conformant or Active, but appears on the Smelter Look-Up Tab of the CMRT.
(5) The information reflected in the table is based solely on information made available by the RMI to its members, without independent verification by us.

Status of Identified Smelters and Refiners for 2020

Metal	Standard Smelter Name	Country Location	Audit Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant

Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant

Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	TSK Pretech	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Active
Gold	Augmont Enterprises Private Limited	INDIA	Active
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Active
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Active
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Active
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	On Smelter Look-Up Tab List Only
Gold	African Gold Refinery	UGANDA	On Smelter Look-Up Tab List Only
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Smelter Look-Up Tab List Only
Gold	Caridad	MEXICO	On Smelter Look-Up Tab List Only
Gold	CGR Metalloys Pvt Ltd.	INDIA	On Smelter Look-Up Tab List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	On Smelter Look-Up Tab List Only
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	On Smelter Look-Up Tab List Only
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	On Smelter Look-Up Tab List Only
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	On Smelter Look-Up Tab List Only

Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	On Smelter Look-Up Tab List Only
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	On Smelter Look-Up Tab List Only
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Smelter Look-Up Tab List Only
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	On Smelter Look-Up Tab List Only
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	On Smelter Look-Up Tab List Only
Gold	Gold Coast Refinery	GHANA	On Smelter Look-Up Tab List Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Smelter Look-Up Tab List Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Smelter Look-Up Tab List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-Up Tab List Only
Gold	Industrial Refining Company	BELGIUM	On Smelter Look-Up Tab List Only
Gold	JALAN & Company	INDIA	On Smelter Look-Up Tab List Only
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	On Smelter Look-Up Tab List Only

Gold	K.A. Rasmussen	NORWAY	On Smelter Look-Up Tab List Only
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Smelter Look-Up Tab List Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Smelter Look-Up Tab List Only
Gold	Kundan Care Products Ltd.	INDIA	On Smelter Look-Up Tab List Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Smelter Look-Up Tab List Only
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	On Smelter Look-Up Tab List Only
Gold	Lingbao Gold Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	MD Overseas	INDIA	On Smelter Look-Up Tab List Only
Gold	Modeltech Sdn Bhd	MALAYSIA	On Smelter Look-Up Tab List Only
Gold	Morris and Watson	NEW ZEALAND	On Smelter Look-Up Tab List Only
Gold	NH Recytech Company	KOREA, REPUBLIC OF	On Smelter Look-Up Tab List Only
Gold	Pease & Curren	UNITED STATES OF AMERICA	On Smelter Look-Up Tab List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	On Smelter Look-Up Tab List Only

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Smelter Look-Up Tab List Only
Gold	Sai Refinery	INDIA	On Smelter Look-Up Tab List Only
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	On Smelter Look-Up Tab List Only
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	On Smelter Look-Up Tab List Only
Gold	Sellem Industries Ltd.	MAURITANIA	On Smelter Look-Up Tab List Only
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Shirpur Gold Refinery Ltd.	INDIA	On Smelter Look-Up Tab List Only
Gold	Sovereign Metals	INDIA	On Smelter Look-Up Tab List Only
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	On Smelter Look-Up Tab List Only
Gold	Sudan Gold Refinery	SUDAN	On Smelter Look-Up Tab List Only
Gold	Super Dragon Technology Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only

Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant

Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active
Tin	CRM Synergies	SPAIN	Active
Tin	CV Ayi Jaya	INDONESIA	Active
Tin	CV Venus Inti Perkasa	INDONESIA	Active
Tin	Estanho de Rondonia S.A.	BRAZIL	Active
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Active
Tin	PT Aries Kencana Sejahtera	INDONESIA	Active
Tin	PT Bukit Timah	INDONESIA	Active
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Active
Tin	PT Sukses Inti Makmur	INDONESIA	Active
Tin	Super Ligas	BRAZIL	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Smelter Look-Up Tab List Only
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	On Smelter Look-Up Tab List Only
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-Up Tab List Only
Tin	Pongpipat Company Limited	MYANMAR	On Smelter Look-Up Tab List Only
Tin	Precious Minerals and Smelting Limited	INDIA	On Smelter Look-Up Tab List Only
Tin	PT Cipta Persada Mulia	INDONESIA	On Smelter Look-Up Tab List Only
Tin	PT Mitra Sukses Globalindo	INDONESIA	On Smelter Look-Up Tab List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-Up Tab List Only
Tin	VQB Mineral and Trading Group JSC	VIET NAM	On Smelter Look-Up Tab List Only
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
Tungsten	Artek LLC	RUSSIAN FEDERATION	Active
Tungsten	Cronimet Brasil Ltda	BRAZIL	Active
Tungsten	GEM Co., Ltd.	CHINA	Active
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Active
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Look-Up Tab List Only

Table B
(as of April 20, 2021)

Tin	Tungsten	Tantalum	Gold
Belgium	Austria	Brazil	Andorra
Bolivia	Brazil	China	Australia
Brazil	China	Estonia	Austria
China	Germany	Germany	Belgium
India	Japan	India	Brazil
Indonesia	Korea, Republic of	Japan	Canada
Japan	Philippines	Kazakhstan	Chile
Malaysia	Russian Federation	Macedonia, Republic of	China
Myanmar	Taiwan	Mexico	Colombia
Peru	United States	Russian Federation	Czech Republic
Philippines	Viet Nam	Thailand	France
Poland		United States	Germany
Russian Federation			Ghana
Rwanda			India
Spain			Indonesia
Taiwan			Italy
Thailand			Japan
United States			Kazakhstan
Viet Nam			Korea, Republic of
Kyrgyzstan
Lithuania
Malaysia
Mexico
Netherlands
Norway
Peru
Philippines
Poland
Russian Federation
Saudi Arabia
Singapore
South Africa
Spain
Sweden
Switzerland
Taiwan
Thailand

Turkey
Uganda
United Arab Emirates
United States
Uzbekistan
Zimbabwe

Helpful Resources

Acronyms Used in This Report

3TG	Tin, Tantalum, Tungsten or Gold
CMRT	Conflict Minerals Reporting Template
DRC	Democratic Republic of the Congo
OECD	Organization for Economic Cooperation and Development
RMAP	Responsible Minerals Assurance Process (formerly the Conflict-Free Smelter Program)
RMI	Responsible Minerals Initiative (formerly the Conflict-Free Sourcing Initiative)
SEC	U.S. Securities and Exchange Commission

Forward-Looking Statements

This Report contains "forward-looking statements" – that is, statements based on our current expectations and projections about future events.  These forward-looking statements are subject to various risks, uncertainties, and assumptions.  For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see our annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Where You Can Find Additional Information*

Wabtec Conflict Minerals Policy
https://ir.wabteccorp.com/static-files/eb2e79c0-1128-4ffd-9d1f-3425302bdc54

Wabtec Supplier Code of Conduct
https://www.wabteccorp.com/supplier-code-of-conduct

Wabtec Code of Business Conduct and Ethics
https://ir.wabteccorp.com/static-files/fe76c10c-8311-4f5d-94d6-4ae16fbe98ff

Responsible Minerals Initiative
http://www.responsiblemineralsinitiative.org

OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas
www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf

Wabtec’s 2020 Annual Report on Form 10-K
https://ir.wabteccorp.com/static-files/b204e4be-d383-4731-9a12-e3aa4df94003

*These web links are provided for convenience only, and the content on the referenced websites does not constitute a part of this Report.

Wabtec and the Wabtec logo are trademarks and service marks of Wabtec Corporation. Other marks used throughout are trademarks and service marks of their respective owners.